Exhibit (h)(88)
FORM OF
AMENDMENT
OF
PARTICIPATION AGREEMENT
     This Amendment dated as of July 24, 2009 is by and among MERRILL LYNCH LIFE INSURANCE COMPANY, (the “Company”), an Arkansas corporation, on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to Participation Agreement (as defined below), PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (the “Fund”), and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC, a Delaware limited liability company (“AGI Distributors”).
     WHEREAS, the Company, the Fund and AGI Distributors have entered into a Participation Agreement on May 1, 2004 (the “Participation Agreement”); and
     WHEREAS, the Company, the Fund and AGI Distributors desire to amend the Participation Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
     1. Anti-Money Laundering. The following provision shall be added to the Participation Agreement as its last numbered Sub-Section under Article II and it shall be numbered accordingly:
     Each party to this Agreement represents and warrants that it is currently in compliance and will remain in compliance with all applicable state and federal anti-money laundering, laws, regulations, and requirements. In addition, each party to this Agreement represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.
     2. Continuation. Except as set forth above, the Participation Agreement shall remain in full force and effect in accordance with its terms.
     3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized representative as of the day and year first above written.

MERRILL LYNCH LIFE INSURANCE COMPANY

By:

Name: Arthur D. Woods
Title: Vice President

PREMIER VIT

By:

Name:
Title:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:

Name:
Title:

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